Exhibit 99.1

NEWS RELEASE for May 1, 2014 at 6:00 AM ET

Contact:	Allen & Caron Inc
Jill Bertotti (investors)
jill@allencaron.com
Len Hall (media)
len@allencaron.com
(949) 474-4300

GENTHERM REPORTS RECORD RESULTS FOR THE 2014 FIRST QUARTER

Revenues Up Year-Over-Year 31 Percent

NORTHVILLE, MI (May 1, 2014) . . . Gentherm (NASDAQ-GS:THRM), the global market leader and developer of innovative thermal management technologies, today announced record financial results for the first quarter ended March 31, 2014.

“We had an extraordinary first quarter,” said President and CEO Daniel R. Coker. “We achieved record revenues with every part of our business contributing to growth, led by a significant year-over-year increase in sales of our Climate Control Seats (CCS™), which for the first time since the acquisition in 2011, represents the largest portion of our revenues. Gross margins, which fluctuate from quarter to quarter, came in on the high end of the expected range, and we achieved record profits for the quarter.”

Coker continued, “While we achieved a 31 percent increase in revenues over last year’s first quarter, for comparison purposes, revenue in the first and second quarters of 2013 was not as strong as in the second half of last year. Consequently, looking forward to the second half of 2014, our quarterly results will be compared to the much stronger results achieved in the second half of 2013. As a result, our year-over-year quarterly increases may not be as large as those in the first half of this year. With that said, however, I believe we remain on track to achieve another year of record results.”

For the 2014 first quarter, revenues were up 31 percent to $193.9 million from $148.1 million in the prior year period. Revenue increases resulted from continued strong shipments of the Company’s Climate Control Seats (CCS™) which grew 46 percent year over year to approximately $81.9 million. This increase was driven by new program launches since the 2013 first quarter and strong production volumes and sales of the vehicles equipped with CCS systems, particularly vehicles in the luxury segment of the automotive market. Additionally, certain vehicles that have been redesigned since the first quarter of the prior year are experiencing very strong production and sales levels, including the General Motors full size SUV platform and the Jeep Grand Cherokee. Improved sales to Japan-based customers, which had recovered from weaker sales during the year-earlier period, also contributed to the increase.

Seat heater revenue grew 25 percent year over year to approximately $80.9 million. This reflected market penetration on certain vehicle programs and also strong production volumes on General Motors’ K2XX platform, its new line of full-size trucks and large sport utility vehicles. The Company also had significant growth in the sales of heated steering wheels during the quarter which increased 58 percent year over year to approximately $8.8 million. European-based sales were significantly higher than the prior year as local economies and car sales in that region continue to improve, said Coker.

Foreign currency translation of the Company’s Euro denominated revenue for this year’s first quarter, which was approximately €39.1 million compared with €34.9 million for the first quarter of last year, increased the US Dollar-reported revenue by approximately $2.3 million. The average US Dollar/Euro exchange rate for the 2014 first quarter was 1.3790 compared with 1.3207 for the prior year period.

Net income attributable to common shareholders for the 2014 first quarter was $16.6 million, or $0.47 per basic share and $0.47 per diluted share, which included $1.1 million in fees and expenses associated with the acquisition of Global Thermoelectric Inc. (GTE), which was completed on April 1, 2014. Net income attributable to common shareholders for the first quarter of 2013 was $7.7 million, or $0.24 per basic and diluted share, which included $1.2 million in fees, legal and other expenses associated with the acquisition of W.E.T. shares.

Further non-cash purchase accounting impacts associated with the Company’s recent acquisitions are detailed in the Acquisition Transaction Expenses, Purchase Accounting Impacts and Other Effects table accompanying the release.

Gross margin as a percentage of revenue for this year’s first quarter increased to 29.4 percent, up from 26.4 percent for the 2013 first quarter. This increase was due to a favorable change in product mix, greater coverage of fixed manufacturing costs at the higher volume levels, favorable contribution from the Company’s new electronics manufacturing facility in China and foreign currency impact on production expenses in the Mexican Peso and Ukraine Hryvna.

Adjusted EBITDA for the 2014 first quarter was $32.4 million, up $14.3 million or 79 percent, compared with Adjusted EBITDA of $18.1 million for the prior year period reflecting the charges discussed previously. Adjusted EBITDA (which is a non-GAAP measure) is provided to help shareholders understand Gentherm’s results of operations due to the significant amount of acquisition-related amortization recorded against the Company’s earnings. This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, Gentherm’s reported results prepared in accordance with GAAP.

The Company’s balance sheet as of March 31, 2014, had total cash and cash equivalents of $57.7 million, total assets of $513.3 million, shareholders’ equity of $251.5 million and total debt of $90.3 million.

Revaluation of Derivatives and Foreign Currency Gains and Losses

For the 2014 first quarter, the Company recorded a foreign currency loss of $1.5 million compared with a gain of $987,000 for the prior year period. A loss of $247,000 related to the revaluation of derivative financial instruments was recorded for this year’s first quarter compared with a gain of $346,000 for the prior year period.

Research and Development, Selling, General and Administrative (SG&A) Expenses

Net research and development expenses for this year’s first quarter were up $1.2 million to $13.0 million, reflecting additional resources, including personnel, focused on application engineering for new production programs on existing products, development of new products and a program to develop the next generation of seat comfort products. New product development includes automotive heated and cooled storage devices, automotive interior thermal management devices, medical thermal management devices, battery thermal management devices and other potential products.

SG&A expenses for the 2014 first quarter increased $1.8 million to $18.0 million when compared to the prior year period. Included are higher legal, audit and travel costs, as well as wages and benefits costs resulting from new employee hiring and merit increases. The additional employees are primarily related to establishing a new electronics production facility in Shenzhen, China, and increasing sales and marketing efforts aimed at supporting the Company’s current product development strategy.

Guidance

Barring unforeseen economic turbulence, including worsening geopolitical tensions or unfavorable fluctuations of the Euro exchange rate, the 2014 revenue growth outlook remains strong. Due to higher than expected first quarter product revenue results and the incorporation of the product revenues of Global Thermoelectric Inc., the Company is now expecting revenue for 2014 to increase by at least 15 percent over 2013 revenue, which was $662 million.

Conference Call

As previously announced, Gentherm is conducting a conference call today to be broadcast live over the Internet at 11:30 AM Eastern Time to review these financial results. The dial-in number for the call is 1-877-407-4018 (or 1-201-689-8471). The live webcast and archived replay of the call can be accessed in the Events page of the Investor section of Gentherm’s website at www.gentherm.com.

About Gentherm

Gentherm (NASDAQ-GS:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include actively heated and cooled seat systems and cup holders, heated and ventilated seat systems, thermal storage bins, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), cable systems and other electronic devices. The Company’s advanced technology team is developing more efficient materials for thermoelectric and systems for waste heat recovery and electrical power generation for the automotive market that may have far-reaching applications for consumer products as well as industrial and technology markets. Gentherm has nearly 7,500 employees in facilities in the U.S., Germany, Mexico, China, Canada, Japan, England, Korea, Malta, Hungary and the Ukraine. For more information, go to www.gentherm.com.

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding future sales, products, opportunities, markets, expenses and profits.Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, but are not limited to, risks that sales may not increase, additional financing requirements may not be available, new competitors may arise and adverse conditions in the industry in which the Company operates may negatively affect its results.Those and other risks are described in the Company’s annual report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained from the Company. Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information becomes available in the future.

TABLES FOLLOW

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Product revenues	$193,938	$148,090
Cost of sales	136,913	109,039
Gross margin	57,025	39,051
Operating expenses:
Net research and development expenses	13,045	11,841
Acquisition transaction expenses	1,075	1,163
Selling, general and administrative	18,089	16,256
Total operating expenses	32,209	29,260
Operating income	24,816	9,791
Interest expense	(931)	(981)
Revaluation of derivatives	(247)	346
Foreign currency (loss) gain	(1,523)	987
Gain realized form step acquisition of subsidiary	785	—
Income from equity investment	—	225
Other income (expense)	(19)	336
Earnings before income tax	22,881	10,704
Income tax expense	6,302	795
Net income	16,579	9,909
Income attributable to non-controlling interest	—	(1,258)
Net income attributable to Gentherm Incorporated	16,579	8,651
Convertible preferred stock dividends	—	(923)
Net income attributable to common shareholders	$16,579	$7,728
Basic earnings per share	$0.47	$0.24
Diluted earnings per share	$0.47	$0.24
Weighted average number of shares – basic	35,064	31,607
Weighted average number of shares – diluted	35,592	32,084

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GENTHERM INCORPORATED

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Net income	$16,579	$9,909
Add Back:
Income tax expense	6,302	795
Interest expense	931	981
Depreciation and amortization	7,318	7,679
Adjustments:
Acquisition transaction expense	1,075	1,163
Unrealized currency (gain) loss	1,266	(913)
Unrealized revaluation of derivatives	(1,025)	(1,502)
Adjusted EBITDA	$32,446	$18,112

Use of Non-GAAP Financial Measures

In evaluating its business, Gentherm considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss and unrealized revaluation of derivatives. Management believes that Adjusted EBITDA is a meaningful measure of liquidity and the Company’s ability to service debt because it provides a measure of cash available for such purposes. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a period-over-period basis.

The term Adjusted EBITDA is not defined under GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Gentherm compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

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GENTHERM INCORPORATED

ACQUISITION TRANSACTION EXPENSES, PURCHASE ACCOUNTING IMPACTS

AND OTHER EFFECTS

(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,		Future Full Year Periods (estimated)
	2014	2013	2014	2015	2016	Thereafter

Transaction related current expenses
Acquisition transaction expenses	$1,075	$1,163	$—	$—	$—	$—
Non-cash purchase accounting impacts
Customer relationships amortization	$2,056	$1,981	$8,274	$8,274	$8,274	$34,439
Technology amortization	862	831	3,470	3,470	3,470	3,061
Product development costs amortization	569	548	2,291	1,298	52	—
	$3,487	$3,360	$14,035	$13,042	$11,796	$37,500

Tax effect	(1,195)	(1,230)	(3,251)	(3,021)	(2,732)	(8,685)
Net income effect	3,367	3,293
Non-controlling interest effect	—	(336)	—	—	—	—
Net income available to shareholders effect	$3,367	$2,957	$10,784	$10,021	$9,064	$28,815

Earnings per share - difference
Basic	$0.10	$0.09
Diluted	$0.09	$0.09

Series C Preferred Stock dividend	$—	$923	$—	$—	$—	$—

Earnings per share - difference
Basic	$—	$0.03
Diluted	$—	$0.03

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GENTHERM INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash & cash equivalents	$57,651	$54,885
Accounts receivable, less allowance of $1,833 and $1,807, respectively	139,083	118,283
Inventory:
Raw Materials	43,243	33,783
Work in process	2,870	2,864
Finished goods	19,478	27,570
Inventory, net	65,591	64,217
Derivative financial instruments	345	67
Deferred income tax assets	10,448	10,616
Prepaid expenses and other assets	27,923	21,864
Total current assets	301,041	269,932
Property and equipment, net	78,901	79,234
Goodwill	25,830	25,809
Other intangible assets	81,637	83,431
Deferred financing costs	1,059	1,072
Deferred income tax assets	11,686	7,103
Derivative financial instruments	1,704	1,969
Other non-current assets	11,479	13,373
Total assets	$513,337	$481,923
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$66,198	$61,662
Accrued liabilities	65,996	66,783
Current maturities of long-term debt	20,566	21,439
Derivative financial instruments	2,814	2,552
Deferred income tax liabilities	710	710
Total current liabilities	156,284	153,146
Pension benefit obligation	7,036	6,868
Other liabilities	2,770	1,601
Long-term debt, less current maturities	69,762	60,881
Derivative financial instruments	8,455	9,358
Deferred income tax liabilities	17,480	17,975
Total liabilities	261,787	249,829
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized, 35,260,144 and 34,929,334 issued and outstanding at March 31, 2014 and December 31, 2013, respectively	234,991	232,067
Paid-in capital	(7,678)	(9,582)
Accumulated other comprehensive loss	(7,154)	(5,203)
Accumulated earnings	31,391	14,812
Total shareholders’ equity	251,550	232,094
Total liabilities and shareholders’ equity	$513,337	$481,923

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GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2014	2013
Operating Activities:
Net income	$16,579	$9,909
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	7,473	7,934
Deferred tax provision	(1,804)	(740)
Stock compensation	870	491
Defined benefit plan expense	1	(53)
Provision of doubtful accounts	(4)	434
Gain on revaluation of financial derivatives	(557)	(1,244)
Gain on equity investment	—	(176)
Loss (gain) on sale of property, plant and equipment	24	3
Excess tax benefit from equity awards	(2,173)	—
Changes in operating assets and liabilities:
Accounts receivable	(21,153)	(7,765)
Inventory	457	427
Prepaid expenses and other assets	(5,786)	(1,511)
Accounts payable	2,798	(160)
Accrued liabilities	904	2,490
Net cash provided by (used in) operating activities	(2,371)	10,039
Investing Activities:
Purchase of non-controlling interest	—	(40,302)
Investment in subsidiary, net of cash acquired	(1,413)	—
Proceeds from the sale of property, plant and equipment	44	1
Purchase of property and equipment	(6,769)	(6,116)
Net cash used in investing activities	(8,138)	(46,417)
Financing Activities:
Borrowing of debt	13,455	40,441
Repayments of debt	(6,965)	(5,182)
Excess tax benefit from equity awards	2,173	—
Cash paid to Series C Preferred Stock Holders	—	(8,268)
Proceeds from the exercise of common stock options	1,634	1,487
Net cash provided by (used in) financing activities	10,297	28,478
Foreign currency effect	2,978	(2,275)
Net increase (decrease) in cash and cash equivalents	2,766	(10,175)
Cash and cash equivalents at beginning of period	54,885	58,152
Cash and cash equivalents at end of period	$57,651	$47,977

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